UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 5, 2009

MISCOR GROUP, LTD.
(Exact name of registrant as specified in its charter)

Indiana	333-129354	20-0995245
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 South Walnut Street, South Bend, Indiana		46619
(Address of principal executive offices)		(Zip Code)

(574) 234-8131
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

On March 5, 2009, MISCOR Group, Ltd. (the “Company”) received a letter (the “Letter”) from its senior secured lender, Wells Fargo Business Credit, a division of Wells Fargo Bank, National Association (the “Lender”), relating to that certain Credit and Security Agreement dated January 14, 2008, as amended, by and among the Company, Magnetech Industrial Services, Inc. (“MIS”), Martell Electric, LLC (“Martell”), HK Engine Components, LLC (“HK”), Magnetech Power Services, LLC (“MPS”), Ideal Consolidated, Inc. (“Ideal”), 3-D Service, Ltd. (“3D”), and American Motive Power, Inc. (“AMP” and together with the Company, MIS, Martell, HK, MPS, Ideal and 3D, the “Borrowers” and each a “Borrower”) and Lender (the “Credit Agreement”).  The Letter stated that, based upon Lender’s review of the Borrowers’ internal financial statements for the twelve-month period ending December 31, 2008 (which statements have not been audited), the Borrowers are in default of the financial covenant contained in Section 6.2(b) of the Credit Agreement, which requires the Company to achieve, during the fiscal year ending December 31, 2008, Net Income (as defined in the Credit Agreement) of not less than $1,000,000 (the “Default”).  The Company is currently in discussions with the Lender to seek a waiver of the Default or a forbearance with respect thereto.  Although management of the Company is optimistic regarding the outcome of these discussions, there can be no assurance that the Company will be able to obtain any such waiver or forbearance or that such a waiver or forbearance would be on terms acceptable to the Company.

The Letter notified the Company that, while the Lender was not accelerating the maturity of the indebtedness under the Credit Agreement, the Lender was implementing the following changes:  (i) the interest rate charged on all Advances (as defined in the Credit Agreement) is increased to the Prime Rate (as defined in the Credit Agreement) plus 3.00%; (ii) this rate increase is retroactive to January 1, 2009, and all accrued and unpaid interest relating to this interest rate increase (a total of $41,855 through March 10, 2009) is due immediately; (iii) LIBOR Advances (as defined in the Credit Agreement) will not be available; (iv) the borrowing limit on Eligible Progress Accounts (as defined in the Credit Agreement) of the Company’ two construction subsidiaries, Martell and Ideal, is reduced from $2,000,000 to $1,750,000 and any resulting overadvance is immediately due and payable (the Company has determined that no overadvance results from this change); and (v) updated appraisals, at the Company’s expense, will be obtained of the Company’s equipment and real estate that serve as collateral under the Credit Agreement. The Letter also stated that, while the Lender is not exercising any other rights or remedies due to the Default, such rights and remedies are expressly reserved.

As of March 10, 2009, the aggregate amount owed by the Borrowers to the Lender under the Credit Agreement is $8,547,002, which includes the $41,855 of additional interest noted above.  The Company expects to report its audited financial results for 2008 by March 31, 2009 in connection with the filing of its Annual Report on Form 10-K.

Cautionary Statement Regarding Forward-Looking Statements

The information provided in this Current Report includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” or variations of such words and similar expressions are intended to identify forward-looking statements.  A number of important factors could cause actual results and future events to differ materially from those anticipated in these forward-looking statements.  These important factors include, among others, volatile economic conditions, changes in the credit markets, and the Company’s ability to negotiate with its senior secured lender an acceptable resolution to the event of default occurring under its credit facility with such lender. For further discussion of these and other important factors, individuals should refer to the Company’s SEC filings. This Current Report speaks only as of its date, and the Company undertakes no obligation and does not intend to update forward-looking statements included in this Current Report to reflect events or circumstances occurring after that date. You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements are qualified in their entirety by this cautionary statement.

Item 9.01  Financial Statements and Exhibits.

(d)  Exhibits

Exhibit Number	Description

10.1
Credit and Security Agreement dated January 14, 2008 among Wells Fargo Bank, the registrant and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.1 to the registrant’s Form 8-K filed January 18, 2008).

10.2
Second Amendment to Credit and Security Agreement dated August 28, 2008 among Wells Fargo Bank, the registrant, and certain subsidiaries of the registrant identified therein (incorporated by reference to Exhibit 10.56a to the registrant’s Registration Statement on Form S-1 (Reg. No. 333-154649))

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date: March 11, 2009	MISCOR Group, Ltd.

	By:	/s/ John A. Martell
	Name:	John A. Martell
	Title:	President and Chief Executive Officer